Exhibit 10.1

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of January 30, 2009, by and between COMERICA BANK (“Bank”) and SCIENTIFIC LEARNING CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 15, 2004 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of September 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of December 2, 2005, that certain Third Amendment to Loan and Security Agreement dated as of September 5, 2006, that certain Fourth Amendment to Loan and Security Agreement dated as of June 5, 2007 and that certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 2008, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.         The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

“LIBOR Addendum” means the Daily Adjusting LIBOR Addendum to Loan and Security Agreement attached hereto as Exhibit C.

“Revolving Maturity Date” means December 31, 2009.

“Sixth Amendment” means that certain Sixth Amendment to Loan and Security Agreement dated as of January 30, 2009.

2.         The last sentence in the defined term “Change of Control” in Section 1.1 of the Agreement hereby is amended and restated to read as follows:

“Notwithstanding the foregoing, the present holdings of, and any additional acquisition of, securities of the Borrower by Trigran Investments or any of its affiliates shall not constitute a Change of Control for purposes of this Agreement.”

3.	Section 2.1(a)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(i)       Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line, less any amounts outstanding under the Letter of Credit, and (2) amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Each Advance must be in an amount equal to or greater than the lesser of Five Hundred Thousand Dollars ($500,000) or the amount that has not yet been drawn under the Revolving Line (less any amounts outstanding under the Letter of Credit). Except as set forth in the LIBOR Addendum, Borrower may prepay any Advances without penalty or premium.”

4.             The last sentence in Section 6.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“Notwithstanding the foregoing, if (x) the aggregate amount of outstanding Advances is less than or equal to Three Million Dollars ($3,000,000), and (y) the ratio of Borrower’s unrestricted cash at Bank to Borrower’s total Indebtedness to Bank is greater than or equal to 1.50 to 1.00, then all financial statements and other reporting items in this Section 6.3 which are required to be delivered to Bank on a monthly basis, shall instead be delivered to Bank on a quarterly basis.”

5.	The number “1.25” in Section 6.8 of the Agreement hereby is replaced with the number “1.15”.

6.             The last sentence in Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“The foregoing covenant shall be measured (i) as of the last day of each quarter if (A) the aggregate amount of outstanding Advances is less than or equal to Three Million Dollars ($3,000,000), and (B) the ratio of Borrower’s unrestricted cash at Bank to Borrower’s total Indebtedness to Bank is greater than or equal to 1.50 to 1.00, and (ii) as of the last day of each month at all other times.”

7.	Section 6.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.9      Measured as of (i) the last day of each quarter if (A) the aggregate amount of outstanding Advances is less than or equal to Three Million Dollars ($3,000,000), and (B) the ratio of Borrower’s unrestricted cash at Bank to Borrower’s total Indebtedness to Bank is greater than or equal to 1.50 to 1.00, or (ii) the last day of each month at all other times, a Net Worth greater than or equal to (a) from the date of the Sixth Amendment through December 31, 2009, negative Two Million Dollars (-$2,000,000), and (b) at all times thereafter, One Dollar ($1.00).

8.	Section 8.2(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b)      If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement or in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within fifteen (15) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature by cured within the fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.”

9.	Exhibit C to the Agreement hereby is replaced with Exhibit C attached hereto.
10.	Exhibit D to the Agreement hereby is replaced with Exhibit D attached hereto.
11.	The Schedule to the Agreement hereby is replaced with the Schedule attached hereto.

12.           No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

13.          Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

14.       Borrower represents and warrants that the Representations and Warranties contained in the Agreement, as qualified by the Schedule included with this Amendment, are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

15.       As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)        a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)        an amendment fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500), which may be debited from any of Borrower’s accounts;

(d)        all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(e)        such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

16.       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SCIENTIFIC LEARNING CORPORATION

By: /s/ Robert Feller

Title: CFO

COMERICA BANK

By: /s/ Robert Hernandez

Title: Vice President

[Signature Page to Sixth Amendment to Loan and Security Agreement]

EXHIBIT C

LIBOR/PRIME RATE ADDENDUM

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	SCIENTIFIC LEARNING CORPORATION

The undersigned authorized officer of SCIENTIFIC LEARNING CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes (subject to year-end adjustments with the absence of footnotes).

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly within 25 days*		Yes	No
Annual (CPA Audited)	FYE within 90 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R Agings	Monthly within 25 days*		Yes	No
A/R Audit	Upon Bank Request		Yes	No
IP Report	Within 60 days of new filings		Yes	No
Total amount of Borrower’s cash and investments	Amount: $________		Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $________		Yes	No

Financial Covenant	Required	Actual	Complies

Adjusted Quick Ratio**	1.15:1.00	_____:1.00	Yes	No
Net Worth**	($2,000,000) through 12/31/09 and $1 thereafter	$_________	Yes	No

*provided however if there are less than or equal to $3,000,000 of Advances outstanding and the ratio of Borrower’s unrestricted cash at Bank to Borrower’s Indebtedness to Bank is greater than or equal to 1.50 to 1.00, such financial statements shall be delivered on a quarterly basis and not a monthly basis.

**measured quarterly if the aggregate Advances outstanding are less than or equal to $3,000,000 and the ratio of Borrower’s unrestricted cash at Bank to Borrower’s Indebtedness to Bank is greater than or equal to 1.50 to 1.00, and measured monthly at all other times.

Comments Regarding Exceptions: See Attached.

Received by: ___________________________
Sincerely,			AUTHORIZED SIGNER

Date: _________________________________

Verified:
SIGNATURE			AUTHORIZED SIGNER

Date: _________________________________
TITLE
Compliance Status

DATE

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

Obligations of the Company under the Company’s Lease Agreement with Rotunda Partners II dated October 1, 2003, for the Oakland office. As of December 31, 2008, amount outstanding though the end of the lease: $5,406,000

Obligations of the Company under the Company’s Lease Agreement with TriPoint Tucson LLC dated April 5, 2006, as amended, for the Tucson office. As of December 31, 2008, amount outstanding though the end of the lease: $612,000

Obligations of the Company under the Company’s Lease Agreement with Clematis LLC dated February 26, 2008, for the Waltham office. As of December 31, 2008, amount outstanding though the end of the lease: $382,000

Obligations to pay royalties and patent expenses on patents licensed from the University of California and Rutgers, the State University of New Jersey, under the Exclusive License Agreement, dated September 27, 1996, between the Company and the Regents of the University of California, as amended. These patents cover most of our products and revenue. Amount paid in 2008: $857,784, including pass through payments; annual minimum $150,000.

Permitted Investments (Section 1.1)

1,772,727 shares of Series A Preferred Stock of Posit Science Corporation (formerly Neuroscience Solutions Corporation) (“PSC”), issued pursuant to the Technology Transfer Agreement dated September 30, 2003, between the Company and PSC and the related Series A Preferred Stock Purchase Agreement.

Permitted Liens (Section 1.1)

None.

Intellectual Property (Section  5.6)

Certain patents and patent applications are jointly owned by the Company and the University of California and/or the University of Texas, Dallas. These jointly owned cases are listed on Exhibit A to this Schedule of Exceptions.

In August 1999, Oklahoma State University wrote the Company suggesting that the Company’s advertising materials indicated that the Fast ForWord Language product might employ concepts covered by US Patent No. 5,711,671, which is owned by the University. The Company reviewed that patent, concluded that the Company’s products were not within the scope of the patent, and so notified the University. The Company has not had any discussions or correspondence with this University since August 2000.

Prior Names; Locations of Assets (Section 5.7)

The Company was originally incorporated in California under the name Scientific Learning Principles Corporation. The Company changed its name to Scientific Learning Corporation when it reincorporated in Delaware in May 1997.

In addition to the Company’s chief executive offices, Inventory and/or Equipment of the Company is also located at:

•	The Company’s offices located at 6367 East Tanque Verde Rd., Suite LL 10, Tucson, Arizona.
•	The Company’s office located at 135 Beaver St., Suite 308, Waltham, Massachusetts.
•	Alom Technologies,48105 Warm Springs Blvd Fremont, CA 94539. Alom is the Company’s fulfillment contractor, and as such much of the Company’s inventory is located at Alom.

•

Raging Wire Enterprise Solutions, 1200 Stryker Avenue, Sacramento, CA 95834-1157. Raging Wire hosts the Company’s primary internet operations site and certain of the Company’s computer equipment is located there.

•

Homes of the Company’s field sales and service personnel. The Company’s field sales and service personnel work from their homes, located throughout the US. These personnel have possession of personal computer equipment and limited quantities of software used for demonstration and display purposes.

•	Research sites with which the Company is working from time to time have limited amounts of computer equipment at their premises, on loan from the Company.

Transactions with Affiliates (Section 7.8)

Under a Technology Transfer Agreement with Posit Science Corporation (formerly Neuroscience Solutions Corporation (“PSC”)), the Company licensed to PSC patents owned by the Company, patents licensed by the Company from universities, and certain software developed by the Company. All of the licenses are limited to the health field, and most are exclusive for that field. PSC and the Company also agreed to license to one another certain patents that may be issued in the future. Dr. Michael M. Merzenich, who is a founder, significant stockholder and former officer and director of the Company, is also a founder, director, significant stockholder and officer of PSC. Drs. Paula A. Tallal, Steven L. Miller and William Jenkins, each of whom is a founder, director, officer, and/or significant shareholder of the Company, are or have been consultants to Posit Science Corporation and/or members of Posit’s Scientific Advisory Board.

Exhibit A to Schedule of Exceptions

Jointly Owned Patents

Docket	Country	Serial Number	Patent No.	Title	Owner	Status
701	US	08/852,651	6,109,107	Method and Apparatus for Diagnosing and Remediating Language Based Learning Impairments	UC/SLC	ISSUED
701-D1	US	09/617,585	6,349,598	Method and Apparatus for Diagnosing and Remediating Language-Based Learning Impairments	UC/SLC	ISSUED
701-D2	US	10/027,518	6,457,362	Method and Apparatus for Diagnosing and Remediating Language-Based Learning Impairments	UC/SLC	ISSUED
704-AU	AU	13133/99	746634	Method for Improving Motor Control in an Individual by Sensory Training	UC/SLC	ISSUED
704B	US	09/470,047	6,409,685	Method for Improving Motor Control in an Individual by Sensory Training	UC/SLC	ISSUED
704C1	US	09/374,227	6,267,733	Apparatus and Methods for Treating Motor Control and Somatosensory Perception Deficits	UC/SLC	ISSUED
706	US	08/970,564	6,422,869	Methods and Apparatus for Assessing and Improving Processing of Temporal Information in Human	UC/SLC	ISSUED
706-JP	JP	11-528633		Methods and Apparatus for Assessing and Improving Processing of Temporal Information in Human	UC/SLC	PENDING
724	US	09/224,510	6,221,908	System for Stimulating Brain Plasticity	UC/SLC	ISSUED
725	US	09/134,759	6,231,344	Prophylactic Reduction and Remediation of Schizophrenic Impairments Through Interactive Behavioral Training	UC/SLC	ISSUED
725A	US	09/153,568	6,165,126	Remediation of Depression Through Computer-Implemented Interactive Behavioral Training	UC/SLC	ISSUED
0008	US	10/000,844	7,024,398	Computer -Implemented Methods and Apparatus for Remediating Abnormal Behaviors	UC/SLC/UofTDallas	ISSUED

Corporation Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of SCIENTIFIC LEARNING CORPORATION; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.         Any one (1) of the following __________________________ (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)        Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Texas banking association, including, without limitation, that certain Loan and Security Agreement dated as of January 15, 2004, as may subsequently be amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of September 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of December 2, 2005, that certain Third Amendment to Loan and Security Agreement dated as of September 5, 2006, that certain Fourth Amendment to Loan and Security Agreement dated as of June 5, 2007, that certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 2008 and that certain Sixth Amendment to Loan and Security Agreement dated as of January 30, 2009;

(b)        Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)        Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)        Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)        Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.         Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.         Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.         These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.         Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.         The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on January 30, 2009.

Secretary

The Above Statements are Correct.         ____________________________________________________

SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE, A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

Daily Adjusting LIBOR Addendum To Loan and Security Agreement

This Daily Adjusting LIBOR Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of January 30, 2009, by and between Comerica Bank (“Bank”) and Scientific Learning Corporation, a Delaware corporation (“Borrower”). This Addendum supplements the terms of the Loan and Security Agreement dated January 15, 2004 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of September 29, 2004, that certain Second Amendment to Loan and Security Agreement dated as of December 2, 2005, that certain Third Amendment to Loan and Security Agreement dated as of September 5, 2006, that certain Fourth Amendment to Loan and Security Agreement dated as of June 5, 2007, that certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 2008 and that certain Sixth Amendment to Loan and Security Agreement dated as of January 30, 2009, the “Agreement”).

1.            Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.

a.         “Applicable Margin” means (i) with respect to the Daily Adjusting LIBOR Rate, three and one-half percent (3.50%) per annum, and (ii) with respect to the Prime-based Rate, three quarters of one percent (0.75%) per annum.

b.         “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) inDetroit, Michigan and San Jose, California, and, in respect of notices and determinations relating the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

c.         “Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the Applicable Margin, plus the quotient of the following:

(1)

for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of the Obligations and for a period equal to one (1) month;

divided by

(2)

a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

d.         “LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.

e.         “Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

f.          “Prime-based Rate” means a per annum interest rate which is equal to the sum of the Applicable Margin plus the greater of (i) the Prime Rate; or (ii) the rate of interest equal to the sum of (a) one percent (1%), and (b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Overnight Rates”), as published by the Federal Reserve Bank of New York, or, if the Overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

2.             Interest Rate Options. Subject to the terms and conditions of this Addendum, the Obligations under the Agreement shall bear interest at the Daily Adjusting LIBOR Rate, except during any period of time during which, in accordance with the terms and conditions of this Addendum, the Obligations under the Agreement shall bear interest at the Prime-based Rate.

3.             Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Obligations outstanding under the Agreement shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime-based Rate on the date of each such change.

4.             Bank’s Records. The amount and date of each advance under the Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof. For any advance under the Agreement bearing interest at the Daily Adjusting LIBOR Rate, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying such advance on the books of such LIBOR Lending Office.

5.             Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations outstanding under the Agreement shall bear interest at a per annum rate of five percent (5%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.

6.             Prepayment. Borrower may prepay all or part of the outstanding balance of any Obligations at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Obligations under the Agreement due on a demand basis in Bank’s sole and absolute discretion.

7.	Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.

a.         If, at any time, Bank determines that, (1) Bank is unable to determine or ascertain the Daily Adjusting LIBOR Rate, or (2) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank, or (3) the Daily Adjusting LIBOR Rate will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Obligations under this Addendum at the Daily Adjusting LIBOR Rate, then Bank shall forthwith give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the Prime-based Rate shall be the applicable interest rate for all Obligations during such period of time.

b.         If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any Obligations under the Agreement with interest at the Daily Adjusting LIBOR Rate, Bank shall forthwith give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the Prime-based Rate shall be the applicable interest rate for all Obligations during such period of time.

c.         Further, at any time upon prior written notice to the undersigned, Bank may, in its sole discretion based upon its good faith belief that the Prime-based Rate is an appropriate basis for its floating rate loans, suspend use of the Daily Adjusting LIBOR Rate as the applicable interest rate hereunder, at which time, the Prime-based Rate shall thereafter be the applicable interest rate for all Obligations outstanding under the Agreement, unless Bank, in its sole discretion based upon its good faith belief that the Prime-based Rate is no longer an appropriate basis for its floating rate loans, rescinds such notice, in which case, the Daily Adjusting LIBOR Rate shall, upon written notice from Bank to the undersigned, again be the applicable interest rate for all Obligations outstanding under the Agreement.

d.         If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Addendum or any Obligations under the Agreement, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Addendum or the Obligations; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Obligations or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by the Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

e.         In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Obligations, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Obligations to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Obligations. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error.

8.             Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

9.             Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

COMERICA BANK	SCIENTIFIC LEARNING CORPORATION
By: /s/ Robert Hernandez	By: /s/ Robert Feller

Title: Vice President	Its: CFO

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